UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant	☐
Filed by a Party other than the Registrant	☒

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

The Brink's Company

______________________________________________________________________________________________________________________________________

(Name of Registrant as Specified In Its Charter)

MMI Investments, L.P.

______________________________________________________________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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MMI Investments, L.P., a Delaware limited partnership (“MMI Investments”), together with the other participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission ("SEC") in connection with the intended solicitation of proxies in support of director candidates it intends to nominate for election at the 2008 Annual Meeting of Stockholders of The Brink’s Company (the "Company"). MMI Investments also filed a Schedule 13D amendment on the date hereof that included in Item 4 thereof the information contained herein.

On October 18, 2007, MMI Investments issued the following press release:

NEWS RELEASE

Investor Contact:	Media Contact:
Mark Harnett	Jeff Siegel
MacKenzie Partners, Inc.	Monarch Communications
(212) 929-5877	(516) 569-4271

MMI ANNOUNCES INTENT TO NOMINATE DIRECTORS

TO THE BRINK’S COMPANY BOARD

NEW YORK, NY, October 18, 2007 - - MMI Investments, L.P. today announced its intent to nominate four director candidates for election at the 2008 Annual Meeting of The Brink’s Company (NYSE: BCO). MMI is the second largest shareholder of Brink’s with 4,065,200 shares or 8.4% of the shares outstanding.

Clay Lifflander, Portfolio Manager of MMI, stated, “As one of the largest shareholders of Brink’s, we are announcing our intent to nominate four highly qualified candidates to its board. These director nominees will seek to maximize value for shareholders of Brink’s by exploring all strategic and financial opportunities available and decisively pursuing a course of action. In spite of our numerous contacts with the company, its board and management remain unwilling to take action to address Brink’s long-term, sustained undervaluation. This board’s lack of communication and unwillingness to address these blatant missed opportunities leave us no recourse but to pursue the election of an alternative director slate.”

MMI, which first purchased Brinks shares in 2003, has previously publicly released its analysis of Brinks’ strategic alternatives in filings with the SEC (available at www.sec.gov), beginning in 2005 with its demand for a sale of Brink’s BAX Global subsidiary, which subsequently was sold for approximately $1.1 billion.

The names of the director nominees will be provided to the company when MMI submits the official notice of nominations pursuant to the company’s bylaws.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

MMI Investments, L.P., a Delaware limited partnership ("MMI Investments"), together with the other participants named herein, intends to make a preliminary filing with the SEC of a proxy statement and an accompanying proxy card to be used to solicit votes in connection with the solicitation of proxies in support its director nominees at the 2008 Annual Meeting of Stockholders of The Brink’s Company (the "Company").

MMI INVESTMENTS ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS WHEN AND IF THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WHEN AND IF AVAILABLE WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR, MACKENZIE PARTNERS, INC. BY CALLING (800) 322-2885. ANY SUCH PROXY MATERIALS WILL ALSO BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV.

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MMI Investments is the beneficial owner of 4,065,200 shares of common stock, $1 par value per share (the “Common Stock”), of the Company, which shares represent approximately 8.4% of the outstanding Common Stock. Additional “participants” in the solicitation of proxies contemplated by the Proxy Statement, as defined in the proxy rules promulgated by the SEC, are MCM Capital Management, LLC; John S. Dyson; Clay B. Lifflander; Alan L. Rivera; Jerome J. Lande; Craig Rosenblum and John W. Powers. Except for the shares owned by MMI Investments, which the additional participants may be deemed to beneficially own under SEC rules, none of the additional participants owns any Common Stock of the Company. Additional information concerning MMI Investments and the other participants in the solicitation will be included in the Proxy Statement.

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